Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus, and “Independent Registered Public Accounting Firm” and  “Financial Statements” in the Statement of Additional Information, and to the incorporation by reference of our report dated August 27, 2012 in the Registration Statement (Form N-1A) of the Keystone Large Cap Growth Fund of the Keystone Mutual Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 9 under the Securities Act of 1933 (Registration No. 333-133322).

/s/Ernst & Young LLP

Minneapolis, Minnesota
October 26, 2012